Attachment B

CONFIDENTIALITY, NONSOLICITATION AND

NONCOMPETITION AGREEMENT

This is a Confidentiality, Nonsolicitation and Noncompetition Agreement dated as of October 26, 2007, among (i) Almost Family, Inc., a Delaware corporation, Caretenders Visiting Services of Hernando County, LLC, a Florida limited liability company, Mederi Caretenders VS of Tampa, LLC, a Florida limited liability company, and Caretenders Visiting Services of Pinellas County, LLC, a Florida limited liability company (each, a “Protected Party”, and collectively, "Protected Parties"), and (ii) Quality of Life Holdings, Inc., a Florida corporation, Quality of Life Home Health Services, Inc., a Florida corporation, Quality of Life Home Health Services of Hillsborough, Inc., a Florida corporation, Quality of Life Homecare of Hernando, Inc., a Florida corporation, Michael Moses, James Heenan and Rosalind M. Heenan (each a “Restricted Party” and collectively, "Restricted Parties").

Recitals

A.       Pursuant to an Asset Purchase Agreement dated as of October 23, 2007 (the "Purchase Agreement") among Protected Parties and Restricted Parties, Protected Parties are purchasing certain assets used in the operation of home health agencies in Florida doing business in Health Districts ## 3, 5 and 6 (the “Territory”). The agreement by Restricted Parties to the terms of this Agreement was material to the decision of Protected Parties to enter into the transactions described in the Purchase Agreement. Capitalized terms not otherwise defined in this Agreement shall have the meanings given to them in the Purchase Agreement.

B.        For purposes of this Agreement, "Proprietary Information" means as it relates to the Business, patient lists, referral sources, business relationships, business records and financial records, all of which have been acquired by Protected Parties in connection with the purchase of the Business. Protected Parties have expressly or impliedly protected such information from unrestricted use by persons not associated with Protected Parties.

C.        For purposes of this Agreement, “Restriction Period” means the period commencing on the date of this Agreement, and terminating on the date five years after the date Michael Moses ceases being employed by any of Protected Parties.

THE PARTIES, INTENDING TO BE LEGALLY BOUND, AGREE AS FOLLOWS:

1.	Confidential Information.

(a)       Each Restricted Party agrees that it shall (i) maintain the strict confidence of, undertake all necessary steps to avoid divulging or disclosing, and preserve and protect the Proprietary Information, trade secrets, customer lists, business records, and financial records of the Business (collectively, "Trade Secrets") from disclosure to, or access or use by, any person or entity, including any competitor or potential competitor of the Business, and (ii) not use the Trade Secrets to compete, directly or indirectly, with the Business, nor attempt to otherwise take commercial advantage of the Trade Secrets. Each Restricted Party acknowledges that the Trade Secrets constitute valuable, special and unique property of the Business being acquired by Protected Parties.

(b)       Each Restricted Party represents and warrants to Protected Parties that it has returned and delivered to Protected Parties any and all papers, books, records, documents, memoranda and manuals, including all copies thereof, whether hard or digital copies, belonging or relating to the Business, or containing any Proprietary Information or Trade Secrets.

(c)       Each Restricted Party agrees that, if at any time after the date of this Agreement, such Restricted Party determines that it has any Proprietary Information or Trade Secrets in its possession or control, such Restricted Party shall immediately return all such Proprietary Information or Trade Secrets to Protected Parties, including all copies or portions thereof.

2.         Employee Solicitation. Each Restricted Party agrees that it shall not, during the Restriction Period, directly or indirectly, induce, encourage or solicit any employee of the Business to leave the employ of Protected Parties or become employed by any Restricted Party, or, directly or indirectly, hire any former employees of the Business, except with the prior written consent of Protected Parties.

3.	Noncompetition Covenant.

(a)       Each Restricted Party agrees that it shall not, during the Restriction Period, directly or indirectly, individually, or through any person, partnership, joint venture, corporation or other entity in which any Restricted Party has any interest, including, without limitation, as a shareholder, owner, member, partner, investor, director, officer, employee or consultant, or otherwise, (i) engage in the home health business in the Territory, or (ii) solicit the past, present or future patients or referral sources of the Business.

(b)      All of the restrictive covenants in this Agreement shall be construed as an agreement independent of any provision of the Purchase Agreement, and the existence of any claim or cause of action of a Restricted Party against a Protected Party shall not constitute a defense to the enforcement by such Protected Party of the restrictive covenants. It is specifically agreed that the periods during which the covenants of Restricted Parties shall be effective shall be computed by excluding from such computation any time during which a Restricted Party is in violation of any provision of this Agreement.

(c)       Protected Parties acknowledge that Rosalind M. Heenan’s services for and on behalf of The SSI Group, Inc., in her capacity as employee, consultant or otherwise, are excluded from the scope of this Agreement, so long as such The SSI Group, Inc. does not engage in the home health business in the Territory.

4.         Consideration. Each Restricted Party acknowledges that the consideration for the covenants in this Agreement is the Purchase Price consideration paid to Restricted Parties pursuant to the Purchase Agreement.

5.         Cooperation. Each Restricted Party agrees to cooperate in connection with Protected Parties with respect to maintaining the goodwill and reputation of the Business.

6.         Specific Enforcement. In the event of a breach of Restricted Parties’ covenants in this Agreement, it is agreed that damages will be difficult to ascertain and any Protected Parties may petition a court of law or equity for, and be granted, injunctive relief in addition to any other relief which such Protected Party may have under the law, including reasonable attorney's fees.

7.         Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Kentucky, without regard to or application of its conflicts of laws principles. Each of the parties has participated in the preparation of this Agreement and agree that in construing the provisions of this Agreement, the general rule that provisions shall be construed most strongly against the party that drafted such provisions shall have no application.

8.         Jurisdiction; Service of Process. Any proceeding or other legal action (“Proceeding”) arising out of or relating to this Agreement may be brought in the courts of the Commonwealth of Kentucky, County of Jefferson, or, if it has or can acquire jurisdiction, in the United States District Court for the Western District of Kentucky, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such Proceeding, waives any objection it may now or hereafter have to venue or to convenience of forum, agrees that all claims in respect of the proceeding shall be heard and determined only in any such court and agrees not to bring any Proceeding arising out of or relating to this Agreement in any other court. The parties agree that either or both of them may file a copy of this paragraph with any court as written evidence of the knowing, voluntary and bargained agreement between the parties irrevocably to waive any objections to venue or to convenience of forum. Process in any Proceeding referred to in the first sentence of this section may be served on any party anywhere in the world.

9.         Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and other understandings with respect to the subject matter hereof. No change, modification, addition or amendment of this Agreement shall be enforceable unless in writing and signed by the party against whom enforcement is sought.

10.       Construction. The parties agree that the restrictions set forth herein are reasonable and necessary to preserve the business of Protected Parties and that the maximum protection available under the law shall be provided to Protected Parties by this Agreement to protect Protected Parties’ interests in its business and confidential information and that, if the restrictions imposed hereby are held by any court to be invalid, illegal or unenforceable as to time, territory, scope or otherwise, this Agreement shall be construed to impose restrictions which are valid, legal and enforceable as to time, territory, scope or otherwise, as the case may be, to the maximum extent permitted under applicable law.

11.       Headings. The headings contained in this Agreement are included for ease of reference only and shall not be considered in the interpretation or enforcement of this Agreement.

12.       Provisions Severable. To the extent that any one or more of the provisions of this Agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

13.       Notices. All notices required to be given under this Agreement shall be in writing and shall be deemed to have been duly given if mailed by certified mail, return receipt requested, postage prepaid to the addresses set forth in the Purchase Agreement or to such other addresses which a party has given the other parties written notice.

14.       Benefit. This Agreement shall be binding upon and shall inure to the benefit of the parties to this Agreement and, as applicable, their respective heirs, executors, administrators, personal representatives, successors and assigns.

15.       Attorney’s Fees. In the event of any litigation with respect to this Agreement, the non-prevailing party in such litigation shall be responsible for and pay all fees and expenses, including, without limitation, court costs and attorney’s fees, incurred by the prevailing party.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

ALMOST FAMILY, INC.

By: /s/ Todd Lyles
Title: Sr. Vice President

CARETENDERS VISITING SERVICES OF

HERNANDO COUNTY, LLC

By: /s/ Todd Lyles
Title: Sr. Vice President

MEDERI CARETENDERS VS OF TAMPA, LLC

By: /s/ Todd Lyles
Title: Sr. Vice President

CARETENDERS VISITING SERVICES OF

PINELLAS COUNTY, LLC

By: /s/ Todd Lyles
Title: Sr. Vice President

QUALITY OF LIFE HOLDINGS, INC.

By: /s/ Michael Moses
Title: President

QUALITY OF LIFE HOME HEALTH SERVICES, INC.

By: /s/ Michael Moses
Title: President

QUALITY OF LIFE HOME HEALTH SERVICES OF

HILLSBOROUGH, INC.

By: /s/ Michael Moses
Title: President

QUALITY OF LIFE HOMECARE OF HERNADO, INC.

By: /s/ Michael Moses
Title: President

/s/ Michael Moses
Michael Moses

/s/ James Heenan
James Heenan

/s/ Rosalind M. Heenan
Rosalind M. Heenan

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